                                 PRESS RELEASE

                       SkyWay Communications Holding Corp.
                     Announces $201,600 Advertising Package

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CLEARWATER, Fla.--(BUSINESS WIRE)-October 1, 2003 - SkyWay Communications
Holding Corp. (OTCBB: SWYC - News), its wholly owned subsidiary, Sky Way
Aircraft Inc., and Dew Cadillac and Hummer automotive dealerships of St.
Petersburg, Fl. announces their new Southeast Airlines 12 week In-Flight advertising contract valued at $201,600. The contract is scheduled to commence
Spring 2004.

As previously announced in the original press release of August 29, 2003, SkyWay and Southeast Airlines signed an in-flight services contract whereby SkyWay would provide a wide variety of in-flight services to Southeast Airlines. A significant part of these services were the advertising of local Tampa Bay and other businesses and info-commercials that would be tailored to specific destinations of the Southeast Airlines flight schedule. The contract with Dew
Cadillac and Hummer provides for ad coverage on Southeast Airlines scheduled flights, for a period of 12 weeks, between St. Petersburg, Fl., Allentown, Pa,
Orlando Fl., Newburg, NY, and Newark, NJ. This contract that will establish the
$76.92 Cost-Per-Thousand (CPM) customer advertising rate for the St.
Petersburg/Tampa Area. The services provided under the Southeast Airlines'
contract would also include, on a reoccurring basis, a percentage of the revenue generated by advertising and other in-flight service usage, which would be available to Southeast Airlines.

According to Brent Kovar, President of SkyWay Communications Holding Corp, "The
local St. Petersburg/Tampa Fl. business community support has been extremely rewarding and we are looking forward to putting our local businesses on the national airline map."

About Sky Way Aircraft, Inc.
Sky Way Aircraft, Inc. is a Clearwater, Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment.. Sky
Way Aircraft is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, Sky Way Aircraft intends to provide broadband connectivity between the ground and in-flight aircraft throughout the U.S. using technology that provides a broadband high-speed data transmission. Sky Way
Aircraft intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the
Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

For more information regarding SkyWay Communications Holding Corp. please contact:
Brent Kovar, President (727) 535 8211     OR     www.skywayaircraftsecurity.com